TIDAL TRUST II 485BPOS

Exhibit 99(g)(i)(10)

TENTH AMENDMENT TO

THE TIDAL TRUST II

CUSTODY AGREEMENT

THIS TENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

•	Grizzle Growth ETF
•	Cboe® Validus S&P 500® Dynamic PutWrite Index ETF
•	YieldMax MSTR Option Income Strategy ETF
•	YieldMax ABNB Option Income Strategy ETF
•	YieldMax AMD Option Income Strategy ETF
•	YieldMax MRNA Option Income Strategy ETF
•	YieldMax PYPL Option Income Strategy ETF
•	YieldMax DIS Option Income Strategy ETF
•	YieldMax JPM Option Income Strategy ETF
•	YieldMax MSFT Option Income Strategy ETF
•	YieldMax XOM Option Income Strategy ETF; and

Remove the following fund:

•	Senior Secured Credit Opportunities ETF.

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on Next Page

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of July 17, 2023.

TIDAL TRUST II		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Eric W. Falkeis	By:	/s/ Greg Farley
Name:	Eric Falkeis	Name:	Greg Farley
Title:	President	Title:	Senior Vice President
Date:	7/19/2023	Date:	7/20/2023

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust II

Name of Series:

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income Strategy ETF

YieldMax KWEB Option Income Strategy ETF

YieldMax GDX Option Income Strategy ETF

YieldMax XBI Option Income Strategy ETF

YieldMax TLT Option Income Strategy ETF

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOG Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

YieldMax MSTR Option Income Strategy ETF

YieldMax ABNB Option Income Strategy ETF

YieldMax AMD Option Income Strategy ETF

YieldMax MRNA Option Income Strategy ETF

YieldMax PYPL Option Income Strategy ETF

YieldMax DIS Option Income Strategy ETF

YieldMax JPM Option Income Strategy ETF

YieldMax MSFT Option Income Strategy ETF

YieldMax XOM Option Income Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF

REX Daily Short COIN ETF

REX Daily Short GME ETF

REX Daily Short AMC ETF

REX Daily Short PTON ETF

REX Daily Short TLRY ETF

REX Daily Short NKLA ETF

REX Daily Short HOOD ETF

REX Daily Short BYND ETF

REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

REX Daily 2X MSTR ETF

REX Daily 2X COIN ETF

REX Daily 2X GME ETF

REX Daily 2X AMC ETF

REX Daily 2X PTON ETF

REX Daily 2X TLRY ETF

REX Daily 2X NKLA ETF

REX Daily 2X HOOD ETF

REX Daily 2X BYND ETF

REX Daily 2X PENN ETF

Pinnacle Focused Opportunities ETF

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF

DGA Absolute Return ETF

Tactical Advantage ETF

Clouty Tune ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Roundhill Generative AI & Technology ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Grizzle Growth ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF